Exhibit 23.2

MICHAEL F. CRONIN
 Certified Public Accountant
1574 Eagle Nest Circle
Winter Springs, Florida 32708
Telephone:  407-977-9053

September 2, 2003

The Board of Directors
Magic Media Networks, Inc.
530 North Federal Highway
Fort Lauderdale, Florida 33301

I consent to the incorporation by reference in this Registration Statement of Magic Media Networks, Inc. on Form S-8 of our report dated January 20, 2003 except for Note 10, which is as of February 10, 2003, appearing in Form 10-KSB for the period ended October 31, 2002.

/s/ Michael F. Cronin

Michael F. Cronin